                                                                   EXHIBIT 10.1

                                  C-3D DIGITAL
                               PURCHASE AGREEMENT

         This Purchase Agreement (the "Agreement") dated this ______ day of February, 2000 between CHEQUEMATE INTERNATIONAL, INC., a Utah corporation ("Buyer" or "Chequemate") doing business as C-3D Digital, with its principal offices located at 330 Washington Blvd., Suite 507, Marina del Rey, CA 90292-5146 ("Buyer"), and i-O Display Systems, LLC, a California limited liability company, with its principal offices located at 1370 Willow Road, Menlo Park, California 94025-1516 ("Seller");

                                   WITNESSETH:

WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer, on the terms and subject to the conditions of this Agreement, certain goods;

NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties agree as follows:

ARTICLE 1.  SALE OF GOODS

Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, Five Hundred Thousand Dollars ($500,000.00) (less any balance presently owed to Seller by Buyer) worth of Seller's goods, in particular, 3D video viewing, 3D internet viewing and/or 3D gaming systems or other 3D products. The unit price shall be the lowest distributor price offered by the Seller for the Seller's goods for a given configuration and purchase volume. Exhibit "A" is the Seller's price list effective February 1st, 2000.

ARTICLE 2.   PURCHASE PRICE

2.1 PAYMENT OF PURCHASE PRICE: In consideration for the transfer and assignment by Seller of the Assets, and in consideration of the representations, warranties and covenants of the Seller set forth herein, Buyer on the conditions set forth herein states that:

          (a) Buyer shall pay to Seller the sum of Five Hundred Thousand Dollars ($500,000.00).

          (b) Payment will be made in full on or before February 18, 2000. Payment will be in cash or, at Buyer's option, in the form of Chequemate International, Inc. restricted common stock, or both. Any such shares of stock shall be valued at the average of the end of day closing price for free-trading common stock in Chequemate International, Inc., over the previous five (5) days of trading. The number of shares to be issued shall be sufficient in value to equal the balance due on the date of payment.

ARTICLE 3.  DOCUMENTATION

DELIVERIES: In the event that stock in Buyer is used as all or a portion of the purchase price, Buyer shall deliver to Seller the following instruments and documents against delivery of the goods:

          (a) Stock Certificates issued in the name of Seller, for the balance due, of Buyers common stock. (See Section 2.1); and

          (b) The certificate of the President or Secretary of the Buyer confirming that proper minutes and resolutions of the Buyer's Board of Directors have been secured approving the purchase of the goods.

          (c) Purchase may be made in whole or in part in the form of cash or certified funds.

          (d) Seller shall have demand registration rights on any and all stock accepted hereunder toward the purchase price.

ARTICLE 4.  SALES TAXES

Buyer shall pay all sales, use and transfer taxes arising out of the transfer of the Assets.

ARTICLE 5.  DELIVERY

All goods purchased hereunder are F.O.B. Seller's warehouse, Menlo Park, California.

Buyer may take delivery of the goods in whole or in part, from time to time, during the one hundred twenty (120) days following the payment of the purchase price hereunder. Buyer shall give Seller reasonable notice of the number of consumer kits of which it anticipates taking delivery.

ARTICLE 6.  OTHER TERMS

All provisions of the Strategic Procurement Agreement entered into by the parties on or about September 16, 1999, shall apply to this transaction to the extent that this agreement does not expressly contradict them.

ARTICLE 7.  REPRESENTATIONS AND WARRANTIES AND BUYER.

Buyer represents and warrants to the Seller as follows:

7.1 ORGANIZATION AND QUALIFICATION. Chequemate is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. Chequemate has all requisite power and authority to own or operate its properties and conduct its business as it is now being conducted.

7.2 CAPITALIZATION; SUBSIDIARIES. The authorized capital stock of Chequemate consists of 500,000,000 shares of Common Stock. As of October 25, 1999, 23,866,834 shares of Chequemate's Common Stock were issued and outstanding. As of February 2, 2000, there was a 1 to 4 reverse split, resulting in fewer than 6 million shares being outstanding. All issued and outstanding shares of capital stock of Chequemate are validly issued, fully paid, non-assessable and free of preemptive rights.

7.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Chequemate has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Chequemate, and no other corporate proceedings on the part of Chequemate are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Chequemate and, assuming this Agreement constitutes a valid and binding obligation of the Seller, this Agreement constitutes a valid and binding agreement of Chequemate, enforceable against Chequemate in accordance with its terms.

7.4 SEC REPORTS. Since January 1, 1998, to the best of its knowledge Chequemate has filed all required forms, reports and documents ("Chequemate SEC Reports") with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which have complied in all material respects with all applicable requirements of the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and interpretive releases promulgated thereunder. None of such Chequemate SEC Reports, including without limitation any financial statements, notes, or schedules included therein, at the time filed, contained any untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

       Each of the consolidated balance sheets in or incorporated by reference into the Chequemate SEC Reports fairly presents or will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the related consolidated statements of operations and retained earnings and cash flows or equivalent statements in the Chequemate SEC Reports (including any related notes and schedules) fairly presents or will fairly present the results of operations, retained earnings and cash flows, as the case may be, of the entity or entities to which it relates for the period set forth therein (subject in the case of unaudited interim statements, to normal yearend audit adjustments) in each case in accordance with generally-accepted accounting principles applicable to the particular entity consistently applied throughout the periods involved, except as may be noted therein; and independent certified public accountants for Chequemate have rendered or will render an unqualified opinion with respect to each audited financial statement included in the Chequemate SEC Reports. The consolidated financial statements included in the Chequemate

       SEC Reports are hereinafter sometimes collectively referred to as the "Chequemate Financial Statements."

7.5 CONSENTS AND APPROVALS: NO VIOLATION. Neither the execution and delivery of this Agreement by Chequemate nor the consummation of the transactions contemplated hereby nor compliance by Chequemate with any of the provisions hereof will conflict with or result in any breach of any provision of the Articles of Incorporation or by-laws of Chequemate or any Subsidiary, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except pursuant to the Securities Act and the Exchange Act, such filings and approvals as may be required under the "blue sky", takeover or securities laws of various states, or result in a default (with or without due notice or lapse of time or both) (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, license, agreement or other instrument or obligation to which Chequemate is a party or by which Chequemate, any of its Subsidiaries or any of their respective assets may be bound, result in the creation or imposition of any lien, charge or other encumbrance on the assets of Chequemate or violate any order, writ, injunction, decree, statute, rule or regulation applicable to Chequemate or any of its respective assets.

7.6 LITIGATION, ETC. Except as disclosed in the Chequemate SEC Reports or in Exhibit "B" attached hereto, there is no action, claim, or proceeding pending or, to the knowledge of Chequemate, threatened, to which Chequemate is or would be a party before any court or Governmental Authority acting in an adjudicative capacity or any arbitrator or arbitration tribunal with respect to which there is a reasonable likelihood of a determination having, or which, insofar as reasonably can be foreseen in the future would have, a material adverse effect on Chequemate and since December 31, 1997, there have been no claims made or actions or proceedings brought against any officer or director of Chequemate arising out of or pertaining to any action or omission within the scope of his employment or position with Chequemate, which claim, action or proceeding would involve a material adverse effect on Chequemate taken as a whole. All material litigation and other material administrative, judicial or quasi-judicial proceedings to which Chequemate is a party or to which it has been threatened to be made a party, are described in the Chequemate SEC Reports, or Exhibit "B" attached hereto.

7.7 COMPLIANCE WITH LAW AND PERMITS. Chequemate has owned and operated its properties and assets in substantial compliance with the provisions and requirements of all laws, orders, regulations, rules and ordinances issued or promulgated by all Governmental Authorities having jurisdiction with respect thereto. All necessary governmental certificates, consents, permits, licenses or other authorizations with regard to the ownership or operation by Chequemate of their respective properties and assets have been obtained and no violation exists in respect of such licenses, permits or authorizations. None of the documents and materials filed with or furnished to any Governmental Authority with respect to the properties, assets or businesses of Chequemate contains any untrue statement of a material fact or fails to state a material fact necessary to make the statements therein not misleading.

7.8 CHEQUEMATE COMMON STOCK. The shares to be issued by Chequemate pursuant to this Agreement have been duly authorized and, when issued in accordance with the terms of the this Agreement, will be validly authorized and issued and fully paid and nonassessable, and no shareholder of Chequemate will have any preemptive rights or dissenter's right with respect thereto.

ARTICLE 8.  SECURITIES ASPECTS OF AGREEMENT

8.1 All parties to this Agreement mutually understand, agree and covenant that any referenced sale or other disposition of any security under this Agreement shall be controlled and governed by this section. Specifically should there arise any conflict of application or interpretation under this section and any other provision or section of this Agreement, this section shall be given primary definition and control. The term "securities" for the purposes of this Agreement shall mean and include all shares of Chequemate, and any warrants to acquire those shares as well as any other instrument or obligation customary or commonly described as a security. Each of the following terms and conditions of the issuance and distribution of the securities shall be fully applicable unless otherwise specifically waived or treated in the following paragraphs.

8.2 Each security issued pursuant to the terms of this Agreement shall be a "restricted" security unless otherwise specifically referenced as being issued pursuant to a registration or offering.

8.3 Seller understands and agrees that a restricted security, for the purposes of this Agreement, is one which is issued without meeting registration requirements under both federal and state law within the United States. Each party to this Agreement further agrees and acknowledges that the nature of a restricted security is that it is not freely tradable. That is, the holder of such security cannot immediately market or further distribute such security in the open market, or through private transactions without the express written consent of the issuer, primarily Chequemate under the terms of this Agreement.

8.4 Seller fully acknowledges and understands that the resale of a restricted security will normally require substantial holding periods unless subsequently subject to an intervening registration under applicable federal and state securities laws. Seller acquiring restricted stock under this Agreement further acknowledges and agrees that the principal, though not exclusive, means by which restricted securities are resold under United States law and conforming state laws and regulations is Securities and Exchange Commission ("SEC") Rule 144, which essentially requires a holding period of one year before the stock can be resold or any interest therein further sold or assigned. In general terms, Rule 144 would require that there be current public information about the Company before the provisions of the Rule could be relied upon for subsequent resale, that the aforementioned holding period had been met, that the sales occurred through independent arms-length and unsolicited brokerage transactions, that certain volume limitations on the number of shares sold in each three month period be observed, and that a report of sales will be filed with the SEC. Seller understands that the foregoing constitutes only a general description of Rule 144 and that such person is or has the means to become familiar with all of the specific provisions and terms of Rule 144 through his independent legal advisors. Seller further acknowledges and agrees that while Rule 144 is not exclusive, that it is anticipated and intended that it would be the primary means by which securities acquired under this Agreement could be resold absent the specific registration provisions of this Agreement.

8.5 Seller further acknowledges and agrees that, except as specifically provided by the terms of this Agreement, none of the corporate parties will have any obligation to register securities issued, and have no present intention to register such securities other than is specifically provided for by this Agreement. Each person under this Agreement acquiring securities further understands and agrees that individual registration of securities, absent registration by the issuer, is usually not practical and should not be relied upon as a means for resale or other distributions of securities acquired under this Agreement.

8.6 Any entity acquiring securities pursuant to this Agreement with the intent to divide such securities among its principal shareholders or members as part of the acquisition process, will be responsible for obtaining the knowledgeable consent and agreement of such actual shareholder to the terms of this Agreement, specifically referencing this paragraph.

8.7 Seller fully understands and agrees that should such person be deemed to be in a "control" position as to Chequemate incident to the completion of this Agreement, that such person must comply with the volume limitations of Rule 144 to complete sales of his or her securities acquired, except for securities which have been otherwise registered pursuant to this Agreement. A control person has been defined by the SEC, and by most state securities regulatory agencies, as a person who has the capacity to exercise control over the issuing company. While no precise mathematical formulation of a control person is applicable to all situations, the following are generally presumed to be control people:

       (i)   a person holding 10% or more of the shares of the issuing company;

       (ii)  any principal officer or any director of the issuing company.

8.8 Seller represents that it is acquiring the Shares for its own account, for investment and not with a view to the distribution or resale thereof. The Seller further represents that its financial and other circumstances are such that it has adequate means of providing for its current and anticipated future needs without having to sell or otherwise dispose of the Shares, and that the Seller is able to bear the economic risks of this investment and consequently is able to hold the Shares for an indefinite period of time and to sustain the loss of its entire investment in the Shares, in the event such a loss should occur.

8.9 Seller acknowledges and represents that, due to its knowledge and experience in financial and business matters, its investment experience generally and its experience with investments similar to the Shares in particular, Seller, either alone or together with its advisors, if any, is able to understand and merits of, and the risks involved in, its proposed investment in the Shares. Seller, either alone or together with its advisors, if any, has the capacity to protect its own interests in connection with this transaction.

8.10 Seller acknowledges that Chequemate has furnished or made available to Seller all financial and other data relating to Chequemate, required by Seller to enable it to make an informed decision concerning its approval of this transaction and its resulting acquisition of the Shares. In particular, Seller acknowledges that it has received and reviewed the financial statements of Chequemate for the past two years and complete copies of all of the Chequemate SEC Reports for such period. Seller acknowledges that it has been informed that Chequemate has not previously conducted business except as disclosed in the Chequemate SEC Reports. Seller represents and acknowledges that it and its principals have been engaged in the business of providing cable television services and pay-per-view services in the hotel/lodging industry, which is intended area of business for which the goods are being acquired by the Buyer. In this regard, Seller has been acquainted with the Chief Executive Officer of Chequemate. Seller further represents and acknowledges that it has had full opportunity to obtain additional information from Chequemate to verify the accuracy of the information supplied by it and to evaluate the merits of its investment decision, including, without limitation, full opportunity to ask questions of and receive satisfactory answers and other information from Chequemate, its officers, directors and other persons acting on its behalf, and all such questions have been answered, and such other information supplied, to Seller's full satisfaction. Seller is aware of, and has thoroughly evaluated, to its own satisfaction, the high degree of risk associated with investing in Chequemate, including but not limited to, the specific risks associated with Chequemate's business and the risks associated with the ownership of common stock.

8.11 Seller hereby represents and warrants to Chequemate that Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D. Seller further represents and warrants that it is a limited liability company, and that each of the equity owners of Seller is an "accredited investor" by reason of the fact that each of the equity owners meets one or both of the following criteria:

       (i) The owner is a natural person whose individual net worth, or joint net worth with owner's spouse, at the time of this agreement, exceeds $1,000,000; or

       (ii) The owner is a natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with owner's spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

ARTICLE 9.  FURTHER ASSURANCES

The parties agree to execute such additional or modified agreements as are reasonably necessary to give full effect to the intentions of the parties as shown in this Agreement.

         IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.

BUYER
CHEQUEMATE INTERNATIONAL, INC.
a Utah corporation


By
   -------------------------------------

         Its:



SELLER
i-O Display Systems, LLC
a California limited liability company


By
   -------------------------------------

         Its:

                                   EXHIBIT "B"

                          Litigation, arbitration, etc.

Management believes that these lawsuits and threats of lawsuits are not material, but lists them here for the sake of completeness and will furnish detailed information upon request.

Magnum Financial v. Chequemate   (settled)

Central Meadow Park v. Harris et al.  (settled)

Multi-Dimensional Studios v. Chequemate (settled)

B & H d/b/a Ignite Advertising v. Chequemate (settled)

Orix Credit Alliance v. Strata (pending)

First Security Leasing Company v. Strata (settled)

Rocky Mountain Employee Benefits, Inc. v. Chequemate (pending)

Transwestern American Plaza II v. Chequemate (pending)

All American Semiconductor v. Chequemate (pending)

Eagle Plaza (threat of lawsuit)

3DTV Corporation (threat of lawsuit)

Universal Electronics (threat of lawsuit)